Exhibit 32
Certification of Principal Executive Officer and Principal Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
William A. Stoltz, President and Chief Executive Officer of Central Federal Bancshares, Inc. ( “Central Federal Bancshares”), certifies in his capacity as an officer of Central Federal Bancshares that he has reviewed the annual report on Form 10-K for the year ended December 31, 2015 (the “Report”) and that to the best of his knowledge:
1.
the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Central Federal Bancshares.

Date: March 30, 2016	/s/ William A. Stoltz William A. Stoltz President and Chief Executive Officer Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)
A signed original of this written statement required by Section 906 has been provided to Central Federal Bancshares and will be retained by Central Federal Bancshares and furnished to the Securities and Exchange Commission or its staff upon request.